UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 15, 2009, MGM MIRAGE, a Delaware corporation (the “Company”), certain subsidiaries of the Company, and U.S Bank National Association, as trustee, entered into a Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture (the “Indenture”), dated November 14, 2008, governing the Company’s 13% Senior Secured Notes due 2013 (the “Notes”). The Indenture was filed as an exhibit to the Company’s Current Report on Form 8-K dated November 14, 2008, which Current Report is incorporated herein by reference.
Pursuant to a covenant under the Indenture pertaining to sales of non-collateral assets of the Company or any restricted subsidiary of the Company (the “Covenant”), the Company and its restricted subsidiaries are restricted in their respective ability to, among others, (i) sell assets not securing the Notes (including the corresponding subsidiary guarantees) unless at least 75% of the consideration received is in cash, cash equivalent or “deemed cash” and (ii) use the net proceeds from such sale. As a result of the Supplemental Indenture, the Covenant was amended to provide that (i) the Covenant does not apply to the sale of the Treasure Island Hotel & Casino consummated on March 20, 2009, (ii) any indebtedness of the Company or any restricted subsidiary of the Company (to the extent reflected in the Company’s or such restricted subsidiary’s then most recent consolidated balance sheet and excluding any indebtedness subordinated in right of payment to the Notes or indebtedness owed to the Company or any affiliate of the Company) validly released in writing in exchange for the assets of the Company or such restricted subsidiary will be “deemed cash” for purposes of the 75% cash consideration requirement under the Covenant, and (iii) permitted uses of the net proceeds of non-collateral asset sales would include payment (at a price not to exceed 100% of the principal amount thereof and accrued but unpaid interest thereon) of indebtedness that ranks equally with the Notes or any of the corresponding subsidiary guaranty (including the Company’s senior revolving indebtedness to the extent the corresponding commitment under the revolving facility is permanently reduced by a corresponding amount).
In connection with the amendments to the Covenant set forth in the Supplemental Indenture, the Company received the consent for the adoption of such amendments from holders of a majority of the outstanding Notes.
The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by the Supplemental Indenture filed as Exhibit 10.1 hereto and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:

No.	Description

10.1	Supplemental Indenture, dated June 15, 2009, by and among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association, as trustee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: June 19, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Supplemental Indenture, dated June 15, 2009, by and among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association, as trustee.